UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 26, 2021

Myers Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	001-8524	34-0778636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1293 South Main Street, Akron, Ohio 44301

(Address of Principal Executive Offices, and Zip Code)

(330) 253-5592

Registrant’s Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, without par value	MYE	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K of Myers Industries, Inc. filed on January 27, 2021 (the “Original Filing”) to supplement Item 5.02 of the Original Filing. Except as expressly set forth herein, this Amendment does not amend, modify or update the disclosures contained in the Original Filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported by Myers Industries, Inc. (the “Company”) under Item 5.02 of the Company’s Current Report on Form 8-K filed on January 27, 2021, Sonal P. Robinson was appointed Executive Vice President of Finance effective February 1, 2021 and will assume the role of Executive Vice President and Chief Financial Officer in March 2021. Ms. Robinson’s transition to Executive Vice President and Chief Financial Officer of the Company occurred on March 15, 2021.

Daniel W. Hoehn previously served as the Company’s Interim Chief Financial Officer in addition to his role as Vice President and Corporate Controller, effective September 18, 2020. In connection with Ms. Robinson’s transition, Mr. Hoehn will resume his role as the Company’s Vice President and Corporate Controller.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myers Industries, Inc.

By: /s/ Andrean R. Horton

Andrean R. Horton, Esq.

Chief Legal Officer and Secretary

Date: March 15, 2021